Annual Compensation - All Directors $215,000 Cash Retainer Portion $85,000 Restricted Stock Unit (RSU) Portion (1) $130,000 Incremental Compensation for Non-Executive Chairman $100,000 Cash Retainer Portion $50,000 Restricted Stock Unit (RSU) Portion (1) $50,000 Incremental Cash Retainers for Committee Chairs Cash Retainer Amounts Audit Committee $20,000 Compensation & Personnel Committee $17,500 Nominating & Governance Committee $15,000 Strategy Committee $15,000 Vectrus, Inc. 2021-2022 Non-Employee Director Compensation Effective May 6, 2021 All compensation to be granted on the date of the applicable Vectrus, Inc. Annual Meeting of Shareholders for services from that date through the day prior to the date of the subsequent Vectrus, Inc. Annual Meeting of Shareholders. (1) Each restricted stock unit ("RSU") represents a contingent right to receive one share of Vectrus, Inc. common stock. The number of RSUs granted will be based on the closing price of Vectrus, Inc. common stock on the date of the applicable Vectrus, Inc. Annual Meeting of Shareholders. The RSUs will vest 100% on the business day immediately prior to the date of the subsequent Vectrus, Inc. Annual Meeting of Shareholders and will be settled in shares of Vectrus, Inc. common stock. Page 1 of 1